                                                                   EXHIBIT 10(o)
                                                                   -------------


                         THE ELDER-BEERMAN STORES CORP.

                          EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.  PURPOSE

                  The Elder-Beerman Stores Corp. Employee Stock Purchase Plan (the "Plan") is intended to advance the interests of The Elder-Beerman Stores Corp. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain employees who have the training, experience and ability to enhance the profitability of the Company and to reward employees of the Company and its subsidiaries upon whose judgment, initiative and effort the successful conduct and development of their business largely depend. The Company further intends that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


SECTION 2.  ADMINISTRATION

                  The Plan shall be administered by a Committee that shall consist of the members of the Board of Directors of the Company (the "Committee"). The Committee may from time to time delegate all or any part of its authority under the Plan to a committee of the Board of Directors (or subcommittee thereof). To the extent of any such delegations, references in the Plan to the Committee are deemed to be references to any such committee or subcommittee. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

                  The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final. The Committee may establish any policies or procedures that in the discretion of the Committee are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

SECTION 3.  ELIGIBILITY

                  (a) Options under the Plan to purchase the Company's common stock, par value $0.01 ("Common Stock"), will be offered to:

                           (i) all exempt and full-time non-exempt employees of
                  the Company or a subsidiary of the Company designated by the Company who have completed their 90-day probationary period; and

                            (ii) all part-time non-exempt employees of the
                  Company or a subsidiary of the Company designated by the Company who have been employed by the Company or any subsidiary thereof for two or more years;

provided, however, that no employee shall be granted an option under the Plan if, immediately after the option was granted, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Subsection, stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock that the employee may purchase under outstanding options shall be treated as owned by the employee.

                  (b) An eligible employee may commence participation by completing an authorization for payroll deduction on a form provided by the Committee and filed with the Committee prior to the beginning of the Company's fiscal quarter next following the date the employee first meets the requirements of Subsection (a) of this Section. Such authorization will remain in effect, unless changed by the eligible employee in accordance with Section 5(c), until the last day of the Company's fiscal year. In order to participate during any subsequent fiscal year, an eligible employee must file a new authorization for payroll deduction within the time required by the Committee prior to the beginning of such fiscal year.

                  (c) All payroll deductions made for an eligible employee will be credited to an account maintained for him under the Plan by the Committee (the "Account"). An eligible employee may not make any separate cash payment into such Account except as may be expressly authorized by the Committee.


SECTION 4.  STOCK

                  The stock subject to the options granted under the Plan shall be fully registered, unrestricted shares of authorized and issued Common Stock. The aggregate number of shares that may be purchased under the Plan will not exceed 625,000 shares of Common Stock. In the event that the number of shares subject to options to be granted pursuant to any offering under the Plan exceeds the number of shares available to be purchased under the Plan, the shares available to be purchased shall be allocated on a pro rata basis among the options to be granted.


SECTION 5.  TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to the Plan will be evidenced by agreements in such form as the Committee shall from time to time approve, provided that all employees granted such options shall have the same rights and privileges (except as otherwise provided in Subsections (a) and (e) of this Section). Options will be granted on the first day of each of the Company's fiscal quarters and will comply with and be subject to the following terms and conditions:

                           (a) NUMBER OF SHARES. Each option granted hereunder shall state the number of shares to which it pertains, which number shall be determined, prior to the date of granting of such option, with respect to the employee to whom such option is offered, in accordance with uniform policies and procedures established by the Committee; provided, however, that the number of shares to which any option may pertain shall not exceed a maximum number to be computed in accordance with the following:

                  Each eligible employee shall be deemed to have been granted an option to purchase a maximum number of whole shares of Common Stock equal to: (i) that percentage of the eligible employee's base compensation that he has elected to have withheld (but in no event more than 10%) multiplied by (ii) the eligible employee's base compensation (as hereinafter defined) not in excess of $62,500 during the applicable fiscal quarter of the Company (iii) divided by 85% of the fair market value of the Common Stock on the exercise date (as defined in Subsection
                  (d) of this Section). If the number of shares computed in accordance with the foregoing includes a fraction, such number shall be rounded down to the next whole number. For purposes of this Subsection, the term "base compensation" is the quarterly cash compensation of the employee (assuming equal payments over the offering period) excluding, without limitation, any bonuses or awards under the Company's management incentive program, but including any commissions or productivity incentive, to be determined as of the pay period immediately preceding a date 30 days prior to the date of grant of such option.

                           Notwithstanding the above, the Committee shall, in its discretion, have the authority to exclude, with respect to all employees, any other form of compensation from the definition of "base compensation," provided such exclusion shall comply with Section 423(b)(5) of the Code. In addition, the Committee shall, in determining the number of shares subject to an option, have the authority, prior to the date of grant of such option, to adjust the percentage to a percentage from 1% to 10%, both inclusive. Further, the Committee may, in its discretion, prior to any offering pursuant to the Plan, set a maximum aggregate number of shares (subject to Section 4 of the Plan) that may be purchased under options granted pursuant to the offering. In the event an eligible employee elects to withhold funds from his base compensation and/or reinvest dividends sufficient to purchase shares in excess of such maximum number, such amount will be retained in his Account and used to purchase shares in the next following fiscal quarter of the Company in which shares may be purchased.

                           (b) OPTION PRICE. Each option will state the option price, which shall be determined by the Committee; provided, however, that such option price will not be an amount less than the lesser of 85% of the fair market value of the shares of Common Stock on the date of the granting of the option or 85% of the fair market value of such stock on the exercise date (as defined in Section 5(d) of the Plan). During such time as the Common Stock is quoted as a National Market Issue on the National Association of Securities Dealers

         Automated National Market Quotation System ("NASDAQ"), the fair market value per share shall be the average of the closing price of the Common Stock as quoted by NASDAQ on the last three trading days before the day the option is exercised. Subject to the foregoing, the Committee shall have full authority and discretion in fixing the option price.

                           (c) MEDIUM AND TIME OF PAYMENT. The option price shall be payable in full in United States dollars, pursuant to uniform policies and procedures established by the Committee, on the exercise date (as defined in Section 5(d) of the Plan) of such option. The funds required for such payment will be derived from regular withholding from an eligible employee's base compensation in approximately equal installments over the term of the option or such other period as may be approved by the Committee. Any such funds withheld from an employee's compensation in excess of the actual option price shall be retained in the eligible employee's Account and used to purchase shares in the next following fiscal quarter of the Company. No interest shall accrue on the employee funds held by the Company. An employee shall have the right at any time to terminate his payroll deduction authorization from his compensation of amounts to be paid toward the option price, or to decrease the amount so withheld, by submitting a written request to the Company; provided, however, that if an eligible employee terminates his payroll deduction, he may not recommence a payroll deduction under the Plan until the expiration of one full fiscal quarter of the Company. An employee shall have the right to cancel his option in whole or in part and to obtain a refund of amounts withheld from his compensation by the Company by submitting a written request to the Company that must be received by the Company prior to the exercise date. Such withheld amounts shall thereafter be paid to the employee within a reasonable period of time. No interest will accrue on such amounts.

                           (d) TERM OF OPTION. The date on which the Common Stock to which an option pertains is to be purchased by the optionee (the "exercise date") will be the last day of the term of the option, except as otherwise provided in the Plan. The term of each option granted hereunder will be one fiscal quarter of the Company. Except to the extent an option has been canceled by the optionee prior to the exercise date, it shall be deemed automatically exercised on the exercise date to the extent of payments received from the optionee.

                           (e) ACCRUAL LIMITATION. No option shall permit the rights of an optionee to purchase stock under all "employee stock purchase plans" (as defined in the Code) of the Company to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each fiscal year of the Company in which the option is outstanding at any time.

                           (f) TERMINATION OF EMPLOYMENT. In the event that an optionee shall cease to be employed by the Company or any subsidiary of the Company for any reason (including death) before the exercise date such optionee's right to have his option exercised will be terminated. Any amounts withheld from the optionee's base compensation for purposes of the Plan that remain in the employee's Account will be refunded. No interest will accrue on such amount.

                           (g) TRANSFER OF OPTION. No option shall be
transferrable by an optionee.

                           (h) ADJUSTMENTS. The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Common Stock or other securities covered by outstanding options as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from
         (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced, except that in no event shall the Committee substitute such alternative consideration that would disqualify the Plan as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Committee may also make or provide for such adjustments in the number or kind of shares of the Common Stock or other securities that may be sold under the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in clause (i) of the preceding sentence.

                           The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           (i) RIGHTS AS A STOCKHOLDER. An optionee will have no rights as a stockholder with respect to any Common Stock covered by his option until the exercise date following payment in full. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Subsection (h) of this Section.

                           (j) OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions as the Committee may deem advisable, provided that no such provisions may in any way be in conflict with the terms of the Plan.


SECTION 6.  TERM OF PLAN

                  Options granted pursuant to the Plan will be granted within a period of 10 years from the confirmation date of the Joint Plan of Reorganization of The Elder-Beerman Stores Corp. and its subsidiaries.

SECTION 7.  AMENDMENT OR TERMINATION OF THE PLAN

                  The Plan may be amended from time to time by the Board of Directors of the Company, but without further approval of the stockholders, no such amendment shall increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by the last sentence of the first paragraph of Section 5(h) of the Plan shall not be limited by this provision) or change the designation of Section 3 of the class of employees eligible to receive options. Furthermore, the Plan may not, without further approval of the stockholders, be amended in any manner that would cause options issued under it to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Code. The Plan may be terminated at any time by the Board of Directors of the Company, subject to the rights of outstanding optionees.


SECTION 8. EFFECTIVE DATE OF PLAN

                  The Plan will take effect on the effective date of the Joint Plan of Reorganization of The Elder-Beerman Stores Corp. and its subsidiaries.